Exhibit 10.2

Execution Version

EIGHTEENTH AMENDING AGREEMENT made as of June 7, 2025

BETWEEN:	LeddarTech Holdings Inc. (as “Borrower”)

AND:	Federation Des Caisses Desjardins du Quebec (as “Lender”)

Recitals

A.	The Lender has addressed an amended and restated financing offer dated April 5, 2023 to the Borrower which has been accepted by the Borrower (as amended by a first amending agreement dated as of May 1, 2023, a second amending agreement dated as of May 31, 2023, a third amending agreement dated as of September 29, 2023, a fourth amending agreement dated as of October 13, 2023, a fifth amending agreement dated as of October 20, 2023, a sixth amending agreement dated as of October 31, 2023, a seventh amending agreement dated as of December 8, 2023, an eighth amending agreement dated as of June 4, 2024, a ninth amending agreement dated as of July 5, 2024, a tenth amending agreement dated as of July 26, 2024, an eleventh amending agreement dated as of August 5, 2024, a twelfth amending agreement dated as of August 14, 2024, a thirteenth amending agreement dated as of August 16, 2024, a fourteenth amending agreement dated as of December 6, 2024, a fifteenth amending agreement dated as of February 2, 2025, a sixteenth amending agreement dated as of March 7, 2025 and a seventeenth amending agreement dated as of March 31, 2025, the “Financing Offer”).

B.	The Borrower is the entity resulting from the amalgamation between LeddarTech Inc. and LeddarTech Holdings Inc. that took place on December 21, 2023.

C.	The Borrower and the Lender wish to amend the Financing Offer as follows.

Now, therefore, the parties agree as follows:

1.	Interpretation

1.1	Capitalized terms used herein and defined in the Financing Offer have the meanings assigned to them in the Financing Offer unless otherwise defined herein.

1.2	Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Lender and, except as amended hereby, all provisions of the Financing Offer will remain in full force and effect.

2.	Amendments to the Financing Offer

2.1	Section 3.4.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“3.4.1 Interest must be paid on a monthly basis in accordance with the Applicable Single Cash Flow Projection, it being understood that the interest payments to be made for the months of July 2024 (originally due on August 5, 2024), August 2024 (originally due on September 5, 2024), September 2024 (originally due on October 5, 2024), October 2024 (originally due on November 5, 2024), November 2024 (originally due on December 5, 2024), December 2024 (originally due on January 5, 2025), May 2025 (originally due on June 5, 2025) and thereafter for each month until the $15M Cash Inflow has been completed, as applicable, are postponed to the earlier of (i) the date on which a Non-Tolerated Event of Default ~~default~~ occurs and is continuing ~~pursuant to Article 5 of Appendix A to the Financing Offer (ii) the Short-Term Outside Date (as defined below)~~ and (ii) ~~(iii) May 23, 2025~~ January 31, 2026, and with the interest payments for each subsequent month to be made on the fifth day of each month. For greater certainty, the interest payment for the month of January 2025 was made on February 5, 2025, ~~and~~ the interest payment for the month of February 2025 was made on March 5, 2025, the interest payment for the month of March 2025 ~~will~~ was be made on April 7, 2025 and the interest payment for the month of April 2025 ~~will~~ was be made on May 5, 2025.”

2.2	Section 3.4.6A of the Financing Offer is amended as follows (changes underlined and struck through):

“3.4.6A On ~~the Short-Term Outside Date~~  January 31, 2026 (the “Short-Term Outside Date”), the Borrower must repay the Bridge Repayment Amount (as defined below). The Bridge Repayment Amount shall be applied as follows: (i) first, to Desjardins, as bridge lender, under the bridge financing offer entered into between, among others, Desjardins, Investissement Québec and FS LT Holdings II LP, as bridge lenders, and the Borrower, as borrower, on August 16, 2024 (the “Bridge Financing”), the outstanding principal amounts under the bridge loan of Desjardins and all other amounts owing to Desjardins under the Bridge Financing and (ii) second, to Desjardins, as lender hereunder, any amount then payable under this Financing Offer, including the Amendment Fee, the interest payable ~~on the Short-Term Outside Date~~ pursuant to Section 3.4.1 and the monthly fees payable ~~on the Short-Term Outside Date~~ pursuant to the seventh paragraph of Section 6.1. The “Bridge Repayment Amount” shall be an amount equal to the sum of (i) and (ii) above less $875,000 (the “Capitalized Amount”). The Capitalized Amount will then be added to the principal amount of the Term Loan – Segment D ~~as of the Short-Term Outside Date~~.”

2.3	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins a monthly fee of $125,000 per month in accordance with the Applicable Single Cash Flow Projection, which monthly fee is earned and payable first on July 5, 2024, and thereafter, is earned and payable on the first day of each subsequent month, until ~~the date of the last disbursement of the Follow On May 23, 2025~~ January 31, 2026 ~~(the “Short-Term Outside Date”)~~. Notwithstanding the foregoing, the payment of the monthly fees applicable for the month of August 2024 and for the months up until (and including) January 2025, representing in the aggregate $750,000, and thereafter for each month until the $15M Cash Inflow has been completed, is postponed to the earlier of (i) the date on which a Non-Tolerated Event of Default ~~default~~ occurs and is continuing ~~pursuant to Article 5 of Appendix A to the Financing Offer, and (ii) the Short-Term Outside Date~~ and (ii) ~~(iii) May 23, 2025~~ January 31, 2026. For greater certainty, the payment for February 2025 was earned and payable on February 1, 2025 and payment of same was made on February 3, 2025 (being the following Business Day), the payment for March 2025 was earned and payable on March 1, 2025 and payment of same was made on March 3, 2025 (being the following Business Day), the payment for April 2025 ~~is~~ was earned and payable on April 1, 2025 and payment of same ~~will be~~ was made on April 1, 2025, and the payment for May 2025 ~~is~~ was earned and payable on May 1, 2025 and payment of same ~~will be~~ was made on May 1, 2025.”

2.4	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins, as compensation for authorizing the indebtedness under the Bridge Financing and the pari passu ranking of the security under the Bridge Financing with the Security, (1) an amendment fee of US$667,000, which amendment fee is earned on August 16, 2024 and (2) an amendment fee of US$333,000, which amendment fee is earned on the date of the funding of the second advance of the bridge loan of Desjardins made available to the Borrower under the Bridge Financing (collectively, the “Thirteenth Amendment Fee”), but in each case shall be payable on the earlier of (i) the date on which a Non-Tolerated Event of Default ~~default~~ occurs and is continuing ~~pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date~~ and (ii) ~~(iii) May 23, 2025~~ January 31, 2026. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.5	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins an amendment fee of $50,000 in connection with the fourteenth amendment to this Agreement, which amendment fee is earned on December 6, 2024 (the “Fourteenth Amendment Fee”), but shall be payable on the earlier of (i) the date on which a Non-Tolerated Event of Default ~~default~~ occurs and is continuing ~~pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date~~ and (ii) ~~(iii) May 23, 2025~~ January 31, 2026. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.6	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins an amendment fee of $20,000 in connection with the fifteenth amendment to this Agreement, which amendment fee is earned on February 3, 2025 (the “Fifteenth Amendment Fee”), but shall be payable on the earlier of (i) the date on which a Non-Tolerated Event of Default ~~default~~ occurs and is continuing ~~pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date~~ and (ii) ~~(iii) May 23, 2025~~ January 31, 2026. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.7	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins an amendment fee of $20,000 in connection with the sixteenth amendment to this Agreement, which amendment fee is earned on March 7, 2025 (the “Sixteenth Amendment Fee” and collectively with the Thirteenth Amendment Fee, Fourteenth Amendment Fee and Fifteenth Amendment Fee, the “Amendment Fee”), but shall be payable on the earlier of (i) the date on which a Non-Tolerated Event of Default ~~default~~ occurs and is continuing ~~pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date~~  and (ii) ~~(iii) May 23, 2025~~ January 31, 2026. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.8	Section 7.3.1(a) of the Financing Offer is amended as follows (changes underlined and struck through):

“a) incur any indebtedness other than (i) the IQ PRSI Loan to the extent subject to a subordination agreement in favor of Desjardins as provided under Section 8.1.2 (to the extent applicable), (ii) the SPAC Offering to the extent subject to subordination terms in favor of Desjardins as provided under Section 8.1.3 (to the extent applicable), ~~(iii) indebtedness arising from credit card agreements entered into between any of the Borrower or the Guarantors and Desjardins up to a maximum amount of $100,000,~~ (iv) the indebtedness arising under the Bridge Financing and owed to the bridge lenders thereunder, including, for greater certainty, the “super bridge” in the principal amount of US$2,000,000 made available by the “super bridge lenders” under the Bridge Financing, to the extent subject to intercreditor provisions satisfactory to Desjardins as provided for under Section 8.1.6 and only as long as there are amounts outstanding under the bridge loan provided by Desjardins pursuant to the Bridge Financing and (v) the indebtedness arising from the TI Pre-paid Royalty Fee;”

2.9	Section 7.2.4 of the Financing Offer is amended as follows (changes underlined and struck through):

“7.2.4 From July 5, 2024 until the ~~Short-Term Outside Date~~ January 31, 2026, the Borrower undertakes (i) to give Desjardins and Desjardins’ Financial Advisor ~~on Tuesday of each week~~ every two weeks on Wednesday an updated ~~13-week~~ single cash flow projection for the period until January 31, 2026 (the “~~13-Week~~ Single Cash Flow Projection”), which must provide for the payment of the fees and expenses owing by the Borrower to Desjardins’ legal counsel and the Desjardins’ Financial Advisor, indicating the actual receipts and disbursements for the preceding week, as well as previous periods of ~~one~~ two weeks, in comparison to the budgeted amounts in the initial ~~13-Week~~ Single Cash Flow Projection for the period from June 1st, 2025 until January 31, 2026, such initial ~~13-Week~~ Single Cash Flow Projection which is attached hereto as Appendix “E” (as may be updated by the Borrower from time to time to the satisfaction of Desjardins, which shall not be unreasonably withheld, the “Applicable Single Cash Flow Projection”), and (ii) to continue to collaborate with and provide to Desjardins and Desjardins’ Financial Advisor information in connection with the finances and operations of the Borrower and the Guarantors, including with respect to the status of any capital infusion or other transaction of a similar nature ~~the targeted equity investment in the Borrower for a gross proceeds amount of US$30,000,000~~, and to provide the information requested by Desjardins, Desjardins’ legal counsel or Desjardins’ Financial Advisor, and to cause the Borrower’s advisors to do the same. ~~After the Short-Term Outside Date and until the Borrower provides to Desjardins the Recapitalization Plan in form and substance satisfactory to Desjardins, the Borrower undertakes (i) to give Desjardins and Desjardins’ Financial Advisor on first Friday of each month an updated Monthly 13-week cash flow projection (the “Monthly 13-Week Cash Flow Projection”) indicating the actual receipts and disbursements for the preceding month, as well as previous periods of one month, in comparison to the budgeted amounts in the initial Monthly 13-Week Cash Flow Projection, and (ii) to continue to collaborate with and provide to Desjardins and Desjardins’ Financial Advisor information in connection with the finances and operations of the Borrower and the Guarantors, and to provide the information requested by Desjardins, Desjardins’ legal counsel or Desjardins’ Financial Advisor, and to cause the Borrower’s advisors to do the same.~~”

2.10	Sections 7.2.9, 7.2.10, 7.2.11, 7.2.12, 7.4.17, 7.4.18 and 7.4.19 are deleted in their entirety and each replaced with the following mention: “Intentionally Deleted.”

2.11	Section 7.4.5 of the Financing Offer is amended as follows (changes underlined and struck through):

“7.4.5 ~~From July 5, 2024~~ Upon the disbursement, after June 5, 2025, of a minimum cash amount of US$15,000,000 in the aggregate from any entity concluding a commercial transaction with the Borrower (the “$15M Cash Inflow”) ~~Short-Term Outside Date~~, there must be no unfavorable variance greater than 10% for any two consecutive weeks between the ending cash balance in the actual ~~13-Week~~ Single Cash Flow Projection and the ending cash balance in the ~~initial 13-Week~~ Applicable Single Cash Flow Projection which is attached hereto as Appendix “E” ~~(such variance to be greater than $100,000)~~.

2.12	A new Section 7.4.20 is inserted directly after Section 7.4.19 of the Financing Offer as follows:

“7.4.20 The Borrower undertakes to provide updates to Desjardins on any capital infusion or other transaction of a similar nature and at any other time when requested by Desjardins.”

2.13	A new Section 7.4.21 is inserted directly after Section 7.4.20 of the Financing Offer as follows:

“7.4.21 Any capital infusion into the Borrower or other transaction (including without limitation a transaction relating to licensing of any portion of its intellectual property, software escrow agreement, debt, equity, amendment to existing agreements, financial restructuring, reorganization, new security or encumbrance) must be made pursuant to terms and conditions satisfactory to Desjardins, being understood that Desjardins will not oppose any such transaction if it does not change Desjardins’ relative priority or impair its security in any collateral in a way that is not commercially reasonable. For the avoidance of doubt, Desjardins considers the TI licensing arrangement to be commercially reasonable.”

2.14	A new Section 7.4.22 is inserted directly after Section 7.4.21 of the Financing Offer as follows:

7.4.22 At the latest on June 27, 2025, an amount of $1,800,000 in cash currently held by the Borrower must be transferred in a deposit account held at Desjardins (the “Blocked Account”) which is subject to a blocked account agreement entered into with Desjardins, as security agent to the bridge lenders and for itself, Desjardins, as account bank, and the Borrower. As long as the Blocked Account has not been established and the amount of $1,800,000 has not been transferred to such Blocked Account, no operations may be made in the operating account of LeddarTech held with Desjardins containing the amount of $1,800,000 without the express consent of Desjardins.

The amount held in the Blocked Account (or, prior to the transfer in the Blocked Account of the amount, such amount held in the operating account of the Borrower) is reserved for the payment of the reasonable and required costs and fees, including those of the bridge lenders under the Bridge Financing and Desjardins under this Agreement, in connection with any realization process, as the case may be, or otherwise agreed to between the Borrower and Desjardins (the “Realization Costs”). For clarity, such cash in the Blocked Account will count in order to satisfy the minimum Available Cash covenant of Section 7.1.2.

After the payment of the Realization Costs, any remaining balance of cash in the Blocked Account will be allocated to the bridge lenders under the Bridge Financing and Desjardins, as lender under this Agreement, in accordance with the waterfall included in the intercreditor provisions referred to under Section 8.1.6.”

2.15	The definition of “Liquidity Event” in Section 1 of Appendix “A” of the Financing Offer is amended as follows (changes underlined and struck through):

“Liquidity Event: means (i) a change of Control of the Borrower, (ii) a sale of all or substantially all of the assets of the Borrower or the grant of an exclusive licence (save to a Subsidiary of the Borrower in the normal course of business) of substantial all of the intellectual property of the Borrower and of its Subsidiaries, (iii) the occurrence of a Non-Tolerated Event of Default, (~~iv) if the Term Loan is not repaid prior to or on the date which is 30 months after the earlier of (a) July 31, 2023 and (b) the DE-SPAC Date, (v) Tranche A of the SPAC Offering has not been funded on or prior to June 12, 2023 under the conditions of Section 7.4.9a), (vi) Tranche B1 of the SPAC Offering has not been funded on or prior to October 31, 2023, (vii) Tranche B of the SPAC Offering has not been funded on or prior to December 22, 2023, (viii) May 23, 2025~~ January 31, 2026, ~~if theFollow On Offering has not closed on or prior to May 23, 2025 or (ix) December 13, 2024, if the full First Installment of the TI Pre-paid Royalty Fee has not been disbursed to the Borrower on or prior to December 13, 2024 or (x) May 16, 2025, if the Borrower has not provided the Process Plan to Desjardins, at the satisfaction of Desjardins~~.”

2.16	Appendix “E” of the Financing Offer is replaced by Schedule A hereto, being understood that such Applicable Single Cash Flow Projection is in fact an initial cash flow projection for the period from June 2, 2025 until January 31, 2026.

3.	Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Lender notifies the Borrower that the following conditions precedent have been fulfilled:

3.1	this Agreement has been executed by all parties;

3.2	no Default has occurred and is continuing other than the defaults listed in the notice dated May 21st, 2025, that has since been withdrawn (the “Specific Defaults”);

3.3	repayment and cancellation of any credit card agreement entered into between the Borrower and Desjardins;

3.4	a copy of the executed amendment to the Bridge Financing providing for the “super bridge”, which must be satisfactory to Desjardins;

3.5	all fees and expenses owing by the Borrower to the Lender and its legal counsel and the Desjardins’ Financial Advisor due on the date of this Agreement shall been paid within 30 days of the date hereof and the Lender is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

4.	Representations and Warranties

All of the representations and warranties contained in Article 2 of the Appendix A to the Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

5.	Tolerance of Non-Tolerated Events of Default

5.1	Desjardins hereby agrees to tolerate any Default or Event of Default through the Maturity Date, other than, and specifically, the Events of Default listed in Schedule B hereto and any Default or Event of Default under this Agreement (the “Non-Tolerated Events of Default”)

5.2	The tolerance set forth in this Agreement is limited to the Defaults or Events of Default other than, and specifically the Non-Tolerated Events of Default and should not be construed as an express or implied agreement of Desjardins to forbear any other Default.

6.	Default

No Default has occurred and is continuing on the date hereof other than the Specific Defaults.

7.	Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Lender.

8.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

9.	Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Federation Des Caisses Desjardins du Quebec, as lender

Per:	/s/ Simon Mathieu
Name:	Simon Mathieu
Title:	Dir/Comptes
Per :

LeddarTech Holdings Inc., as Borrower

Per:	/s/ Frantz Saintellemy
Name:	Frantz Saintellemy

The Guarantor acknowledges receipt of this Agreement and agrees to its terms.

Vayavision Sensing Ltd., as Guarantor

Per:	/s/ Frantz Saintellemy
Name:	Frantz Saintellemy

[Eighteenth Amendment – LeddarTech Holdings Inc.]

Schedule A

APPENDIX “E” – Applicable Single Cash Flow Projection

Schedule “B”

Non-Tolerated Events of Default

[See attached document]